Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$680,438,000 (Approximate)
Home Equity Loan Trust Series 2006-HE4

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4 (Issuing Entity)

September 13, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

FREE WRITING PROSPECTUS DATED September 13, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-HE4
$680,438,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / D
Offered Certificates:
A-1	223,980,000	Float	2.17	1 - 81	0	ACT/360	October 2036	AAA/Aaa/AAA
A-2A	163,076,000	Float	1.00	1 - 22	0	ACT/360	October 2036	AAA/Aaa/AAA
A-2B	64,771,000	Float	2.00	22 - 28	0	ACT/360	October 2036	AAA/Aaa/AAA
A-2C	46,598,000	Float	3.00	28 - 59	0	ACT/360	October 2036	AAA/Aaa/AAA
A-2D	41,003,000	Float	6.27	59 - 81	0	ACT/360	October 2036	AAA/Aaa/AAA
M-1	27,780,000	Float	4.99	48 - 81	0	ACT/360	October 2036	[AA+]/Aa1/AA(high)
M-2	26,022,000	Float	4.81	44 - 81	0	ACT/360	October 2036	[AA+]/Aa2/AA
M-3	15,121,000	Float	4.72	43 - 81	0	ACT/360	October 2036	[AA]/Aa3/AA(low)
M-4	13,011,000	Float	4.67	41 - 81	0	ACT/360	October 2036	[AA]/A1/A(high)
M-5	13,011,000	Float	4.63	40 - 81	0	ACT/360	October 2036	[AA-]/A2/A(high)
M-6	11,604,000	Float	4.61	40 - 81	0	ACT/360	October 2036	[A+]/A3/A
M-7	11,604,000	Float	4.58	39 - 81	0	ACT/360	October 2036	[A]/Baa1/A(low)
M-8	9,846,000	Float	4.57	38 - 81	0	ACT/360	October 2036	[BBB+]/Baa2/BBB(high)
M-9	8,088,000	Float	4.55	38 - 81	0	ACT/360	October 2036	[BBB]/Baa3/BBB
M-10	4,923,000	Float	4.55	38 - 81	0	ACT/360	October 2036	[BBB-]/Ba1/BBB(low)
Total Offered:	$680,438,000

Non-Offered Certificates:
M-11	7,033,000	Float	* Not Offered *
Total:	$687,471,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months. 23% CPR thereafter)

Adjustable-Rate
Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or the “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview

Certificates
(Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates, other than the Class M-11 Certificates, are also referred to herein collectively as the “Offered Certificates.” The trust will also issue the Class M-11 Certificates, Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,832 adjustable-rate and fixed-rate, first and second lien, closed-end mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $703,295,642 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,604 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $292,020,916 and the Group II Mortgage Loans will represent approximately 2,228 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $411,274,725.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4. The Issuing Entity is also referred to herein as the trust
Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	First NLC Financial Services	199,968,846	28.43
	Chapel Funding Corporation	130,967,886	18.62
	Mortgage Investment Lending Associates	64,196,417	9.13
	Other	308,162,493	43.82
	Total:	703,295,642	100.00

Master Servicer and the Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC.

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	September 1, 2006

Expected Pricing Date:	On or about September 13, 2006

Expected Closing Date:	On or about September [28], 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in October 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates and the Class M-11 Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates and the Class M-11 Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5215% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Prefunding Account:
On the Closing Date, it is estimated that up to $[21,875,417] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”). The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to three months following the Closing Date (the “Prefunding Period”). If any amounts are left in the Prefunding Account following the Prefunding Period such amounts will be distributed on the following Distribution Date as a principal payment to the holders of the Senior Certificates as described in the Cashflow Description section.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Capitalized Interest Account:
On the Closing Date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates and the Class M-11 Certificates related to the Mortgage Loans that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments. The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2) Net Swap Payments received from the Swap Provider (if any);
3) Overcollateralization (“OC”); and
4) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available on such Distribution Date and any Net Swap Payments paid by the Swap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date after which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 46.60%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Class	(S / M/D)	Initial CE %	Targeted CE % On/After Step Down Date
A	AAA/Aaa/AAA	23.30%	46.60%
M-1	[AA+]/Aa1/AA(high)	19.35%	38.70%
M-2	[AA+]/Aa2/AA	15.65%	31.30%
M-3	[AA]/Aa3/AA(low)	13.50%	27.00%
M-4	[AA]/A1/A(high)	11.65%	23.30%
M-5	[AA-]/A2/A(high)	9.80%	19.60%
M-6	[A+]/A3/A	8.15%	16.30%
M-7	[A]/Baa1/A(low)	6.50%	13.00%
M-8	[BBB+]/Baa2/BBB(high)	5.10%	10.20%
M-9	[BBB]/Baa3/BBB	3.95%	7.90%
M-10	[BBB-]/Ba1/BBB(low)	3.25%	6.50%
M-11	[BB+]/Ba2/BB(high)	2.25%	4.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass- Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the sum of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, and (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event, as defined in the interest rate swap agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in October 2006 and ending on the Distribution Date occurring in March 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Mezzanine Certificates and the Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in October 2006 and ending on the Distribution Date occurring in March 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates, the Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $615,730,544. Under the Swap Agreement, commencing on the Distribution Date occurring in April 2007, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.07]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates and the Class M-11 Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any net swap payment received required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 46.60% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificate principal balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 38.70% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 31.30% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 27.00% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 23.30% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 19.60% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 16.30% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 13.00% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 10.20% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 7.90% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.50% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 4.50% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the certificate principal balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the certificate principal balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the Pass-Through Rates on the Certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the below applicable percentages of the Credit Enhancement Percentages for the most senior class of Class A and Mezzanine Certificates then outstanding:

Class	Percentage
Class A Certificates	34.33%
Class M-1 Certificates	41.34%
Class M-2 Certificates	51.12%
Class M-3 Certificates	59.26%
Class M-4 Certificates	68.67%
Class M-5 Certificates	81.63%
Class M-6 Certificates	98.16%
Class M-7 Certificates	123.08%
Class M-8 Certificates	156.86%
Class M-9 Certificates	202.53%
Class M-10 Certificates	246.15%
Class M-11 Certificates	355.56%

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
October 2008 to September 2009	1.55%, plus 1/12th of 1.85 % for each month thereafter
October 2009 to September 2010	3.40%, plus 1/12th of 1.95 % for each month thereafter
October 2010 to September 2011	5.35%, plus 1/12th of 1.55 % for each month thereafter
October 2011 to September 2012	6.90%, plus 1/12th of 0.80 % for each month thereafter
October 2012 and thereafter	7.70%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

Payment Priority:	On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.
Commencing on the Distribution Date occurring in April 2007, to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

	3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
	4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.
From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

	6.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
	7.	From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
	8.	From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.
From excess interest, if any, commencing on the Distribution Date occurring in April 2007, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

	10.	To pay any remaining amount to the Non-offered Certificates (except for the Class M-11 Certificates) in accordance with the pooling and servicing agreement.

Commencing on the Distribution Date occurring in April 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
	1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.
To pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.
To pay any principal to the Offered Certificates and the Class M-11 Certificates, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.

	4.	To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
	5.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates and the Class M-11 Certificates remaining unpaid in the same order of priority as described above.
	6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
	7.	To pay any remaining amount to the Class CE Certificates.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

  Group I Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	10/25/2006	292,020,916	7.50
2	11/25/2006	289,341,301	7.50
3	12/25/2006	286,104,097	7.50
4	1/25/2007	282,371,070	7.50
5	2/25/2007	278,151,972	7.50
6	3/25/2007	273,459,529	7.50

Group II Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	10/25/2006	411,274,725	7.50
2	11/25/2006	407,426,214	7.50
3	12/25/2006	402,825,470	7.50
4	1/25/2007	397,528,166	7.50
5	2/25/2007	391,548,002	7.50
6	3/25/2007	384,902,535	7.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

 Swap Schedule

	Distribution Date	Notional Schedule ($)
1	10/25/2006	-
2	11/25/2006	-
3	12/25/2006	-
4	1/25/2007	-
5	2/25/2007	-
6	3/25/2007	-
7	4/25/2007	615,730,544
8	5/25/2007	595,247,062
9	6/25/2007	573,372,905
10	7/25/2007	550,622,176
11	8/25/2007	528,081,270
12	9/25/2007	506,224,125
13	10/25/2007	485,223,404
14	11/25/2007	465,089,904
15	12/25/2007	445,795,092
16	1/25/2008	427,196,995
17	2/25/2008	409,304,481
18	3/25/2008	392,112,333
19	4/25/2008	375,452,130
20	5/25/2008	358,996,234
21	6/25/2008	336,619,996
22	7/25/2008	298,552,319
23	8/25/2008	258,637,115
24	9/25/2008	222,214,490
25	10/25/2008	194,073,300
26	11/25/2008	178,373,452
27	12/25/2008	168,062,884
28	1/25/2009	160,080,560
29	2/25/2009	152,877,587
30	3/25/2009	146,004,622
31	4/25/2009	139,446,147
32	5/25/2009	133,187,412
33	6/25/2009	127,214,504
34	7/25/2009	121,514,516
35	8/25/2009	116,074,757
36	9/25/2009	110,883,956
37	10/25/2009	105,930,517
38	11/25/2009	101,202,351
39	12/25/2009	96,689,053
40	1/25/2010	92,380,756
41	2/25/2010	88,268,001
42	3/25/2010	84,341,814
43	4/25/2010	80,593,702
44	5/25/2010	77,015,263
45	6/25/2010	73,598,691

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.16	4.18	2.17	1.47	1.19
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Dec-08

A-2A	Avg Life	15.69	1.54	1.00	0.83	0.68
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Jul-29	Aug-09	Jul-08	Apr-08	Dec-07

A-2B	Avg Life	24.67	3.84	2.00	1.76	1.47
	First Payment Date	Jul-29	Aug-09	Jul-08	Apr-08	Dec-07
	Last Payment Date	Jul-33	Dec-11	Jan-09	Aug-08	Jun-08

A-2C	Avg Life	28.33	7.15	3.00	2.07	1.82
	First Payment Date	Jul-33	Dec-11	Jan-09	Aug-08	Jun-08
	Last Payment Date	May-36	Apr-16	Aug-11	Jan-09	Aug-08

A-2D	Avg Life	29.74	12.05	6.27	2.97	2.05
	First Payment Date	May-36	Apr-16	Aug-11	Jan-09	Aug-08
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jan-09

M-1	Avg Life	28.59	8.45	4.99	5.07	3.28
	First Payment Date	Jun-32	Sep-10	Sep-10	Oct-11	Jan-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-2	Avg Life	28.59	8.45	4.81	4.92	3.66
	First Payment Date	May-32	Sep-10	May-10	Mar-11	May-10
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-3	Avg Life	28.59	8.45	4.72	4.49	3.58
	First Payment Date	May-32	Sep-10	Apr-10	Nov-10	Feb-10
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.59	8.45	4.67	4.29	3.36
	First Payment Date	May-32	Sep-10	Feb-10	Aug-10	Nov-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-5	Avg Life	28.59	8.45	4.63	4.14	3.21
	First Payment Date	May-32	Sep-10	Jan-10	Jun-10	Sep-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-6	Avg Life	28.59	8.45	4.61	4.03	3.09
	First Payment Date	May-32	Sep-10	Jan-10	Apr-10	Jul-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-7	Avg Life	28.59	8.45	4.58	3.94	3.01
	First Payment Date	May-32	Sep-10	Dec-09	Feb-10	Jun-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-8	Avg Life	28.59	8.45	4.57	3.87	2.94
	First Payment Date	May-32	Sep-10	Nov-09	Jan-10	May-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-9	Avg Life	28.59	8.45	4.55	3.82	2.89
	First Payment Date	May-32	Sep-10	Nov-09	Dec-09	Apr-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-10	Avg Life	28.59	8.45	4.55	3.80	2.86
	First Payment Date	May-32	Sep-10	Nov-09	Dec-09	Mar-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

M-11	Avg Life	28.59	8.43	4.52	3.75	2.83
	First Payment Date	May-32	Sep-10	Oct-09	Nov-09	Mar-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	May-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

  Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.17	4.50	2.36	1.54	1.19
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Sep-36	Mar-33	Feb-22	Sep-18	Dec-08

A-2A	Avg Life	15.69	1.54	1.00	0.83	0.68
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Jul-29	Aug-09	Jul-08	Apr-08	Dec-07

A-2B	Avg Life	24.67	3.84	2.00	1.76	1.47
	First Payment Date	Jul-29	Aug-09	Jul-08	Apr-08	Dec-07
	Last Payment Date	Jul-33	Dec-11	Jan-09	Aug-08	Jun-08

A-2C	Avg Life	28.33	7.15	3.00	2.07	1.82
	First Payment Date	Jul-33	Dec-11	Jan-09	Aug-08	Jun-08
	Last Payment Date	May-36	Apr-16	Aug-11	Jan-09	Aug-08

A-2D	Avg Life	29.77	14.30	7.75	3.60	2.05
	First Payment Date	May-36	Apr-16	Aug-11	Jan-09	Aug-08
	Last Payment Date	Aug-36	Aug-32	Aug-21	Oct-18	Jan-09

M-1	Avg Life	28.61	9.28	5.50	6.84	5.25
	First Payment Date	Jun-32	Sep-10	Sep-10	Mar-12	Jan-09
	Last Payment Date	Aug-36	May-30	Feb-20	Dec-16	Jul-15

M-2	Avg Life	28.60	9.26	5.31	5.37	4.48
	First Payment Date	May-32	Sep-10	May-10	Mar-11	Jun-10
	Last Payment Date	Aug-36	Mar-29	Jul-19	Jul-16	Nov-13

M-3	Avg Life	28.60	9.23	5.21	4.87	3.88
	First Payment Date	May-32	Sep-10	Apr-10	Nov-10	Feb-10
	Last Payment Date	Aug-36	Apr-28	Nov-18	Jan-16	Jul-13
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.60	9.21	5.14	4.65	3.64
	First Payment Date	May-32	Sep-10	Feb-10	Aug-10	Nov-09
	Last Payment Date	Aug-36	Aug-27	Jun-18	Sep-15	Apr-13

M-5	Avg Life	28.60	9.17	5.09	4.49	3.47
	First Payment Date	May-32	Sep-10	Jan-10	Jun-10	Sep-09
	Last Payment Date	Aug-36	Dec-26	Jan-18	Apr-15	Jan-13

M-6	Avg Life	28.60	9.13	5.03	4.35	3.34
	First Payment Date	May-32	Sep-10	Jan-10	Apr-10	Jul-09
	Last Payment Date	Aug-36	Feb-26	Jun-17	Dec-14	Sep-12

M-7	Avg Life	28.60	9.07	4.97	4.24	3.24
	First Payment Date	May-32	Sep-10	Dec-09	Feb-10	Jun-09
	Last Payment Date	Aug-36	Mar-25	Dec-16	Jun-14	May-12

M-8	Avg Life	28.60	8.98	4.90	4.13	3.14
	First Payment Date	May-32	Sep-10	Nov-09	Jan-10	May-09
	Last Payment Date	Jul-36	Feb-24	Apr-16	Dec-13	Jan-12

M-9	Avg Life	28.60	8.85	4.81	4.03	3.04
	First Payment Date	May-32	Sep-10	Nov-09	Dec-09	Apr-09
	Last Payment Date	Jul-36	Nov-22	Jul-15	May-13	Aug-11

M-10	Avg Life	28.60	8.74	4.73	3.94	2.97
	First Payment Date	May-32	Sep-10	Nov-09	Dec-09	Mar-09
	Last Payment Date	Jul-36	Aug-21	Oct-14	Oct-12	Mar-11

M-11	Avg Life	28.59	8.53	4.57	3.79	2.87
	First Payment Date	May-32	Sep-10	Oct-09	Nov-09	Mar-09
	Last Payment Date	Jun-36	Jan-21	Mar-14	May-12	Nov-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	21.172	46	7/25/2010	12.505
2	11/25/2006	20.163	47	8/25/2010	12.166
3	12/25/2006	20.418	48	9/25/2010	12.287
4	1/25/2007	20.163	49	10/25/2010	12.691
5	2/25/2007	20.163	50	11/25/2010	12.276
6	3/25/2007	20.984	51	12/25/2010	12.716
7	4/25/2007	22.051	52	1/25/2011	12.310
8	5/25/2007	21.971	53	2/25/2011	12.353
9	6/25/2007	21.668	54	3/25/2011	13.766
10	7/25/2007	21.557	55	4/25/2011	12.428
11	8/25/2007	21.229	56	5/25/2011	12.836
12	9/25/2007	21.008	57	6/25/2011	12.431
13	10/25/2007	20.903	58	7/25/2011	12.871
14	11/25/2007	20.576	59	8/25/2011	12.501
15	12/25/2007	20.483	60	9/25/2011	12.501
16	1/25/2008	20.158	61	10/25/2011	12.911
17	2/25/2008	19.957	62	11/25/2011	12.488
18	3/25/2008	20.015	63	12/25/2011	12.898
19	4/25/2008	19.558	64	1/25/2012	12.483
20	5/25/2008	19.508	65	2/25/2012	12.482
21	6/25/2008	19.606	66	3/25/2012	13.336
22	7/25/2008	19.698	67	4/25/2012	12.468
23	8/25/2008	19.035	68	5/25/2012	12.876
24	9/25/2008	18.349	69	6/25/2012	12.453
25	10/25/2008	17.919	70	7/25/2012	12.867
26	11/25/2008	17.359	71	8/25/2012	12.449
27	12/25/2008	17.600	72	9/25/2012	12.442
28	1/25/2009	17.451	73	10/25/2012	12.849
29	2/25/2009	17.451	74	11/25/2012	12.426
30	3/25/2009	18.195	75	12/25/2012	12.833
31	4/25/2009	17.251	76	1/25/2013	12.414
32	5/25/2009	17.396	77	2/25/2013	12.408
33	6/25/2009	17.299	78	3/25/2013	13.728
34	7/25/2009	17.727	79	4/25/2013	12.392
35	8/25/2009	17.612	80	5/25/2013	12.797
36	9/25/2009	17.810	81	6/25/2013	12.376
37	10/25/2009	18.002
38	11/25/2009	17.594
39	12/25/2009	18.035
40	1/25/2010	17.849
41	2/25/2010	17.926				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	19.069				*1 Month LIBOR: 20%
43	4/25/2010	17.882				*6 Month & 1 Year Libor: 20%
44	5/25/2010	18.117				*Includes Net Swap Payments received from the Swap Provider
45	6/25/2010	17.739				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	21.287	46	7/25/2010	12.645
2	11/25/2006	20.231	47	8/25/2010	12.281
3	12/25/2006	20.489	48	9/25/2010	12.314
4	1/25/2007	20.231	49	10/25/2010	12.720
5	2/25/2007	20.232	50	11/25/2010	12.305
6	3/25/2007	21.061	51	12/25/2010	12.720
7	4/25/2007	22.121	52	1/25/2011	12.319
8	5/25/2007	22.044	53	2/25/2011	12.340
9	6/25/2007	21.739	54	3/25/2011	13.692
10	7/25/2007	21.633	55	4/25/2011	12.362
11	8/25/2007	21.304	56	5/25/2011	12.773
12	9/25/2007	21.084	57	6/25/2011	12.357
13	10/25/2007	20.983	58	7/25/2011	12.799
14	11/25/2007	20.655	59	8/25/2011	12.415
15	12/25/2007	20.566	60	9/25/2011	12.431
16	1/25/2008	20.243	61	10/25/2011	12.840
17	2/25/2008	20.040	62	11/25/2011	12.423
18	3/25/2008	20.102	63	12/25/2011	12.831
19	4/25/2008	19.644	64	1/25/2012	12.415
20	5/25/2008	19.598	65	2/25/2012	12.412
21	6/25/2008	19.278	66	3/25/2012	13.266
22	7/25/2008	20.112	67	4/25/2012	12.404
23	8/25/2008	19.478	68	5/25/2012	12.816
24	9/25/2008	18.737	69	6/25/2012	12.397
25	10/25/2008	18.318	70	7/25/2012	12.808
26	11/25/2008	17.748	71	8/25/2012	12.391
27	12/25/2008	17.847	72	9/25/2012	12.386
28	1/25/2009	17.934	73	10/25/2012	12.794
29	2/25/2009	17.940	74	11/25/2012	12.376
30	3/25/2009	18.707	75	12/25/2012	12.782
31	4/25/2009	17.713	76	1/25/2013	12.366
32	5/25/2009	17.873	77	2/25/2013	12.361
33	6/25/2009	17.581	78	3/25/2013	13.680
34	7/25/2009	18.274	79	4/25/2013	12.351
35	8/25/2009	18.074	80	5/25/2013	12.757
36	9/25/2009	18.061	81	6/25/2013	12.340
37	10/25/2009	18.261
38	11/25/2009	17.844
39	12/25/2009	18.108
40	1/25/2010	18.148
41	2/25/2010	18.199				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	19.251				*1 Month LIBOR: 20%
43	4/25/2010	18.048				*6 Month & 1 Year Libor: 20%
44	5/25/2010	18.289				*Includes Net Swap Payments received from the Swap Provider
45	6/25/2010	17.863				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	21.239	46	7/25/2010	12.587
2	11/25/2006	20.203	47	8/25/2010	12.233
3	12/25/2006	20.459	48	9/25/2010	12.303
4	1/25/2007	20.203	49	10/25/2010	12.708
5	2/25/2007	20.203	50	11/25/2010	12.293
6	3/25/2007	21.029	51	12/25/2010	12.718
7	4/25/2007	22.092	52	1/25/2011	12.315
8	5/25/2007	22.013	53	2/25/2011	12.345
9	6/25/2007	21.710	54	3/25/2011	13.723
10	7/25/2007	21.601	55	4/25/2011	12.389
11	8/25/2007	21.273	56	5/25/2011	12.799
12	9/25/2007	21.053	57	6/25/2011	12.388
13	10/25/2007	20.950	58	7/25/2011	12.828
14	11/25/2007	20.622	59	8/25/2011	12.450
15	12/25/2007	20.531	60	9/25/2011	12.460
16	1/25/2008	20.208	61	10/25/2011	12.869
17	2/25/2008	20.006	62	11/25/2011	12.450
18	3/25/2008	20.066	63	12/25/2011	12.859
19	4/25/2008	19.609	64	1/25/2012	12.443
20	5/25/2008	19.561	65	2/25/2012	12.441
21	6/25/2008	19.414	66	3/25/2012	13.295
22	7/25/2008	19.940	67	4/25/2012	12.431
23	8/25/2008	19.294	68	5/25/2012	12.841
24	9/25/2008	18.576	69	6/25/2012	12.421
25	10/25/2008	18.152	70	7/25/2012	12.832
26	11/25/2008	17.586	71	8/25/2012	12.415
27	12/25/2008	17.744	72	9/25/2012	12.409
28	1/25/2009	17.733	73	10/25/2012	12.816
29	2/25/2009	17.737	74	11/25/2012	12.397
30	3/25/2009	18.495	75	12/25/2012	12.803
31	4/25/2009	17.521	76	1/25/2013	12.386
32	5/25/2009	17.675	77	2/25/2013	12.380
33	6/25/2009	17.464	78	3/25/2013	13.700
34	7/25/2009	18.047	79	4/25/2013	12.368
35	8/25/2009	17.882	80	5/25/2013	12.773
36	9/25/2009	17.957	81	6/25/2013	12.354
37	10/25/2009	18.153
38	11/25/2009	17.740
39	12/25/2009	18.077
40	1/25/2010	18.023
41	2/25/2010	18.085				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	19.175				*1 Month LIBOR: 20%
43	4/25/2010	17.979				*6 Month & 1 Year Libor: 20%
44	5/25/2010	18.217				*Includes Net Swap Payments received from the Swap Provider
45	6/25/2010	17.812				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

  Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	297	5.3300	5.4200	297	45	531	5.0844	5.1825	525
2	234	5.3696	5.4109	230	46	533	5.0834	5.2025	538
3	252	5.4019	5.3904	245	47	514	5.0834	5.2265	522
4	234	5.3588	5.3601	231	48	515	5.0862	5.2494	523
5	234	5.3520	5.3200	232	49	533	5.2068	5.2712	529
6	288	5.3482	5.2755	286	50	514	5.2102	5.2744	510
7	276	5.2803	5.2378	276	51	533	5.2128	5.2771	529
8	276	5.2422	5.2032	276	52	514	5.2168	5.2795	514
9	274	5.2235	5.1731	275	53	514	5.2188	5.2821	514
10	275	5.1284	5.1398	277	54	569	5.2199	5.2838	568
11	273	5.0957	5.1182	275	55	513	5.2233	5.2869	514
12	272	5.1121	5.0985	274	56	532	5.2256	5.2930	531
13	274	5.0826	5.0690	277	57	513	5.2277	5.2969	513
14	271	5.0566	5.0430	274	58	533	5.2293	5.3012	533
15	273	5.0299	5.0166	277	59	517	5.2315	5.3068	518
16	270	5.0020	4.9885	275	60	518	5.2333	5.3111	519
17	270	4.9768	4.9634	275	61	536	5.2532	5.3150	534
18	277	4.9501	4.9368	283	62	517	5.2557	5.3171	516
19	270	4.9237	4.9128	277	63	536	5.2557	5.3181	534
20	276	4.8992	4.9257	284	64	517	5.2581	5.3199	516
21	305	4.8739	4.9460	314	65	517	5.2593	5.3207	516
22	418	4.8475	4.9653	427	66	553	5.2598	5.3218	552
23	448	4.8236	4.9887	459	67	516	5.2623	5.3244	515
24	454	4.7983	5.0164	469	68	534	5.2627	5.3303	533
25	460	5.0113	5.0459	468	69	516	5.2640	5.3379	515
26	452	5.0047	5.0385	461	70	534	5.2650	5.3459	534
27	468	4.9961	5.0303	474	71	515	5.2658	5.3528	516
28	483	4.9895	5.0234	478	72	515	5.2673	5.3601	516
29	490	4.9823	5.0156	481	73	533	5.3049	5.3672	530
30	520	4.9736	5.0079	510	74	514	5.3064	5.3680	511
31	491	4.9676	5.0023	484	75	532	5.3078	5.3684	529
32	501	4.9601	5.0211	493	76	514	5.3084	5.3695	512
33	497	4.9531	5.0440	490	77	513	5.3091	5.3696	512
34	511	4.9454	5.0652	505	78	568	5.3086	5.3700	566
35	511	4.9388	5.0894	508	79	514	5.3104	5.3718	512
36	527	4.9407	5.1165	524	80	533	5.3104	5.3831	531
37	537	5.0860	5.1404	526	81	516	5.3120	5.3964	514
38	516	5.0868	5.1406	506
39	532	5.0860	5.1403	523
40	524	5.0863	5.1400	518
41	525	5.0861	5.1392	520
42	565	5.0847	5.1391	557
43	530	5.0854	5.1392	524
44	542	5.0853	5.1592	535
*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	34.70	23.52
M-2	27.62	20.56
M-3	24.05	18.84
M-4	21.24	17.35
M-5	18.64	15.87
M-6	16.48	14.54
M-7	14.41	13.17
M-8	12.73	11.98
M-9	11.33	10.94
M-10	10.51	10.31
M-11	9.57	9.55

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	3,832	Index Type:
Aggregate Principal Balance:	$703,295,642	6 Month LIBOR:	84.67%
Conforming Principal Balance Loans:	$590,423,020	1 Year LIBOR:	0.33%
Average Principal Balance:	$183,532	Fixed Rate:	15.00%
Range:	$9,359 - $991,117	W.A. Initial Periodic Cap:	3.009%
W.A. Coupon:	8.481%	W.A. Subsequent Periodic Cap:	1.148%
Range:	5.750% - 14.990%	W.A. Lifetime Rate Cap:	6.316%
W.A. Gross Margin:	6.490%	Property Type:
Range:	1.374% - 11.750%	Single Family:	74.41%
W.A. Remaining Term:	347 months	PUD:	11.03%
Range:	78 months - 360 months	2-4 Family:	6.80%
W.A. Seasoning:	3 months	Condo:	6.63%
Latest Maturity Date:	September 1, 2036	Townhouse:	1.10%
		Modular:	0.02%
		Row House:	0.01%
State Concentration (Top 5):		Occupancy Status:
California:	37.96%	Primary:	93.99%
Florida:	13.87%	Investment:	5.48%
Arizona:	6.18%	Second Home:	0.52%
Illinois:	4.70%	Documentation Status:
Nevada:	4.34%	Full:	40.45%
W.A. Original Combined LTV:	81.92%	Stated:	54.59%
Range:	14.33% - 100.00%	Limited:	4.54%
First Liens:	94.00%	None:	0.42%
Second Liens:	6.00%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Non-Balloon Loans:	68.08%	Loans with Prepay Penalties:	77.11%
Non-Zero W.A. FICO Score:	627	Interest Only Loans	21.97%
		Non-Zero Weighted Average IO Term	65 months
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
First NLC Financial Services	1,206	199,968,846	28.43	8.479	625	81.98
Chapel Funding Corporation	516	130,967,886	18.62	8.043	638	80.64
Mortgage Investment Lending Associates	428	64,196,417	9.13	8.749	617	85.02
Other	1,682	308,162,493	43.82	8.612	626	81.78
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	389	12,870,670	1.83	11.763	635	98.39
50,000.01 - 100,000.00	799	60,151,178	8.55	9.920	621	87.01
100,000.01 - 150,000.00	659	82,195,476	11.69	8.813	618	81.08
150,000.01 - 200,000.00	597	104,632,561	14.88	8.379	621	80.26
200,000.01 - 250,000.00	452	100,986,420	14.36	8.333	617	81.45
250,000.01 - 300,000.00	300	82,497,422	11.73	8.179	628	81.44
300,000.01 - 350,000.00	213	68,988,399	9.81	8.152	636	80.91
350,000.01 - 400,000.00	148	55,210,331	7.85	8.097	628	80.65
400,000.01 - 450,000.00	93	39,654,896	5.64	7.982	636	81.13
450,000.01 - 500,000.00	86	41,035,729	5.83	8.075	636	82.57
500,000.01 - 550,000.00	50	26,107,377	3.71	7.970	654	81.56
550,000.01 - 600,000.00	23	13,217,155	1.88	7.978	629	80.48
600,000.01 - 650,000.00	11	6,832,402	0.97	8.028	630	81.19
650,000.01 - 700,000.00	4	2,716,462	0.39	8.135	638	80.89
700,000.01 - 750,000.00	5	3,566,046	0.51	7.902	657	80.99
750,000.01 - 800,000.00	1	792,000	0.11	8.250	660	90.00
800,000.01 - 850,000.00	1	850,000	0.12	8.875	584	73.91
950,000.01 - 1,000,000.00	1	991,117	0.14	8.900	721	80.00
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	392	12,996,774	1.85	11.734	635	98.29
50,000.01 - 100,000.00	799	60,203,356	8.56	9.922	621	87.02
100,000.01 - 150,000.00	659	82,248,376	11.69	8.807	619	81.05
150,000.01 - 200,000.00	595	104,427,568	14.85	8.381	621	80.26
200,000.01 - 250,000.00	453	101,459,532	14.43	8.337	617	81.32
250,000.01 - 300,000.00	299	82,298,020	11.70	8.168	628	81.63
300,000.01 - 350,000.00	213	69,038,208	9.82	8.162	635	80.91
350,000.01 - 400,000.00	147	54,860,623	7.80	8.093	629	80.59
400,000.01 - 450,000.00	93	39,654,896	5.64	7.982	636	81.13
450,000.01 - 500,000.00	86	41,035,729	5.83	8.075	636	82.57
500,000.01 - 550,000.00	50	26,107,377	3.71	7.970	654	81.56
550,000.01 - 600,000.00	23	13,217,155	1.88	7.978	629	80.48
600,000.01 - 650,000.00	11	6,832,402	0.97	8.028	630	81.19
650,000.01 - 700,000.00	4	2,716,462	0.39	8.135	638	80.89
700,000.01 - 750,000.00	5	3,566,046	0.51	7.902	657	80.99
750,000.01 - 800,000.00	1	792,000	0.11	8.250	660	90.00
800,000.01 - 850,000.00	1	850,000	0.12	8.875	584	73.91
950,000.01 - 1,000,000.00	1	991,117	0.14	8.900	721	80.00
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	4	160,479	0.02	9.344	587	79.60
121 - 180	627	36,078,317	5.13	11.532	645	98.46
181 - 240	24	2,222,255	0.32	9.214	637	84.80
241 - 300	1	205,797	0.03	7.750	552	75.00
301 - 360	3,176	664,628,794	94.50	8.313	626	81.02
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 7 Year	2	20,074	0.00	11.983	548	92.33
Fixed - 10 Year	2	140,405	0.02	8.966	593	77.78
Fixed - 15 Year	15	1,287,807	0.18	8.517	631	71.62
Fixed - 20 Year	24	2,222,255	0.32	9.214	637	84.80
Fixed - 25 Year	1	205,797	0.03	7.750	552	75.00
Fixed - 30 Year	402	45,751,984	6.51	8.920	617	80.78
Fixed - 30 Year IO	10	1,615,551	0.23	8.036	645	81.23
Balloon - 15/30	612	34,790,511	4.95	11.643	645	99.46
Balloon - 30/40	77	15,688,116	2.23	7.949	627	77.73
Balloon - 30/40-10*	2	457,694	0.07	7.981	647	84.81
Balloon - 30/50	21	3,289,062	0.47	8.604	621	86.91
ARM - 6 Month	3	616,181	0.09	8.160	631	90.00
ARM - 2 Year/6 Month	850	158,518,154	22.54	8.588	613	80.64
ARM - 2 Year/6 Month IO	442	130,462,614	18.55	7.948	646	80.84
ARM - 2 Year/6 Month 30/40 Balloon	467	120,122,324	17.08	8.231	626	81.57
ARM - 2 Year/6 Month 40/10*	232	57,072,516	8.12	8.123	632	80.75
ARM - 2 Year/6 Month 30/50 Balloon	74	15,521,307	2.21	8.556	629	82.94
ARM - 3 Year/6 Month	313	49,580,054	7.05	8.696	607	81.20
ARM - 3 Year/6 Month IO	51	13,949,530	1.98	7.645	649	80.98
ARM - 3 Year/6 Month 30/40 Balloon	77	18,626,853	2.65	8.236	608	81.73
ARM - 3 Year/6 Month 40/10*	16	3,549,049	0.50	8.257	632	83.14
ARM - 3 Year/6 Month 30/50 Balloon	46	10,208,275	1.45	8.154	628	81.92
ARM - 5 Year/6 Month	35	5,347,985	0.76	8.299	608	82.04
ARM - 5 Year/6 Month IO	22	6,814,930	0.97	7.501	675	79.38
ARM - 5 Year/6 Month 30/40 Balloon	17	3,633,047	0.52	8.072	628	77.68
ARM - 5 Year/6 Month 30/50 Balloon	7	1,415,336	0.20	8.607	625	94.07
ARM - 7 Year/6 Month 30/50 Balloon	1	62,788	0.01	8.800	642	80.00
ARM - 3 Year/1 Year IO	1	246,400	0.04	8.000	626	80.00
ARM - 3 Year/1 Year 30/40 Balloon	1	109,082	0.02	7.500	631	80.00
ARM - 5 Year/1 Year IO	3	516,800	0.07	7.975	638	80.00
ARM - 5 Year/1 Year 30/40 Balloon	3	540,362	0.08	7.558	647	80.00
ARM - 7 Year/1 Year IO	2	624,800	0.09	6.698	681	80.00
ARM - 10 Year/1 Year IO	1	288,000	0.04	7.625	622	80.00
Total:	3,832	703,295,642	100.00	8.481	627	81.92
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Interest Only Term

Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	3,300	548,777,016	78.03	8.645	621	82.24
24	11	2,744,245	0.39	7.300	644	79.12
60	478	138,073,501	19.63	7.870	647	80.78
120	43	13,700,880	1.95	8.283	652	81.20
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	147,435	0.02	5.750	815	79.99
6.000 - 6.499	21	5,843,284	0.83	6.313	666	77.02
6.500 - 6.999	168	44,573,877	6.34	6.849	658	78.03
7.000 - 7.499	318	80,924,024	11.51	7.274	646	78.63
7.500 - 7.999	698	165,966,965	23.60	7.762	638	79.59
8.000 - 8.499	523	115,732,787	16.46	8.245	633	80.22
8.500 - 8.999	570	115,005,211	16.35	8.741	615	82.13
9.000 - 9.499	284	51,065,470	7.26	9.233	600	83.70
9.500 - 9.999	338	51,624,328	7.34	9.736	585	84.63
10.000 - 10.499	160	21,252,734	3.02	10.231	593	86.68
10.500 - 10.999	170	16,733,959	2.38	10.757	616	90.58
11.000 - 11.499	118	8,695,790	1.24	11.212	632	96.18
11.500 - 11.999	179	11,504,299	1.64	11.748	631	98.70
12.000 - 12.499	92	5,061,867	0.72	12.234	635	98.77
12.500 - 12.999	120	6,748,833	0.96	12.714	624	98.18
13.000 - 13.499	16	488,712	0.07	13.227	627	99.65
13.500 - 13.999	50	1,752,171	0.25	13.829	603	98.52
14.000 - 14.499	2	33,826	0.00	14.363	606	100.00
14.500 - 14.999	4	140,069	0.02	14.852	647	100.00
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	65	9,144,845	1.30	8.131	590	41.13
50.01 - 55.00	20	3,164,026	0.45	8.037	592	52.89
55.01 - 60.00	42	7,649,753	1.09	8.117	598	57.84
60.01 - 65.00	63	12,457,837	1.77	8.236	588	63.28
65.01 - 70.00	118	24,631,987	3.50	8.187	593	68.59
70.01 - 75.00	188	40,020,580	5.69	8.432	594	73.96
75.01 - 80.00	1,669	371,122,921	52.77	8.029	641	79.88
80.01 - 85.00	261	56,209,055	7.99	8.659	598	84.56
85.01 - 90.00	438	91,877,179	13.06	8.692	616	89.75
90.01 - 95.00	158	27,939,680	3.97	9.088	624	94.55
95.01 - 100.00	810	59,077,780	8.40	10.865	640	99.94
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	131	23,461,470	3.34	9.342	512	74.68
525 - 549	201	33,020,929	4.70	9.216	537	76.46
550 - 574	287	52,446,490	7.46	8.938	563	80.42
575 - 599	453	82,336,066	11.71	8.719	588	82.67
600 - 624	738	129,908,731	18.47	8.426	612	82.74
625 - 649	921	161,630,366	22.98	8.463	636	82.94
650 - 674	562	110,489,731	15.71	8.168	661	82.49
675 - 699	275	57,504,850	8.18	8.112	685	82.49
700 - 724	140	26,750,317	3.80	8.235	711	82.87
725 - 749	73	15,065,588	2.14	7.822	733	80.04
750 - 774	30	6,117,656	0.87	8.056	760	81.12
775 - 799	14	3,304,111	0.47	7.900	786	84.68
800 - 824	7	1,259,336	0.18	7.272	805	81.78
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	988	266,961,386	37.96	8.196	637	80.66
Florida	522	97,523,904	13.87	8.534	625	81.57
Arizona	254	43,476,452	6.18	8.395	624	81.68
Illinois	195	33,034,449	4.70	8.939	617	84.25
Nevada	147	30,514,530	4.34	8.276	625	82.03
Texas	306	27,927,994	3.97	8.942	622	83.99
Washington	108	21,540,131	3.06	8.335	624	83.43
Maryland	90	17,109,833	2.43	8.648	622	79.96
Michigan	135	16,154,138	2.30	9.028	620	85.23
Oregon	75	15,348,046	2.18	8.369	614	81.36
Colorado	87	13,548,524	1.93	8.586	615	83.48
Virginia	68	13,128,088	1.87	8.378	602	78.71
Georgia	66	8,330,749	1.18	9.110	604	84.42
Missouri	87	8,012,764	1.14	8.996	602	84.61
New Jersey	38	7,074,250	1.01	8.582	632	78.43
Pennsylvania	55	7,044,669	1.00	8.633	633	83.98
Massachusetts	38	6,597,716	0.94	8.891	633	83.00
Ohio	57	5,743,255	0.82	9.024	610	86.19
Minnesota	42	5,600,147	0.80	8.813	612	84.93
Connecticut	28	5,504,156	0.78	8.519	648	85.44
Rhode Island	30	5,307,940	0.75	9.070	631	83.61
Wisconsin	46	5,048,322	0.72	8.895	606	85.37
New York	18	4,968,519	0.71	9.325	616	79.50
North Carolina	39	4,664,657	0.66	9.030	605	84.86
Tennessee	57	4,550,735	0.65	9.165	615	88.21
Indiana	43	3,766,806	0.54	9.256	599	86.67
Utah	25	3,703,219	0.53	8.257	625	81.87
Idaho	21	3,125,921	0.44	8.798	601	83.90
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Louisiana	22	1,994,139	0.28	9.136	597	83.78
Kansas	21	1,926,537	0.27	9.399	592	85.79
Oklahoma	19	1,925,845	0.27	9.076	636	86.57
South Carolina	15	1,675,884	0.24	9.385	627	86.81
New Hampshire	11	1,591,752	0.23	8.725	643	85.26
New Mexico	10	1,162,567	0.17	8.395	621	77.03
Alaska	6	1,040,784	0.15	9.074	676	84.30
Alabama	12	1,011,950	0.14	8.612	627	83.33
Hawaii	4	916,539	0.13	8.162	618	80.71
Arkansas	7	679,721	0.10	8.274	643	81.25
Delaware	5	626,496	0.09	9.180	611	85.78
Wyoming	4	575,675	0.08	7.764	625	80.84
Iowa	7	561,855	0.08	9.208	593	84.86
Kentucky	8	460,719	0.07	9.397	612	87.12
Montana	3	434,439	0.06	9.078	630	84.46
Nebraska	3	397,610	0.06	8.761	632	90.30
District of Columbia	2	389,525	0.06	8.600	637	84.00
Mississippi	6	344,580	0.05	11.018	617	85.18
Maine	2	267,728	0.04	8.742	598	77.00
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	3,575	661,053,816	93.99	8.440	625	81.86
Investment	235	38,568,777	5.48	9.111	657	83.23
Second Home	22	3,673,049	0.52	9.188	630	78.67
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL
Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	1,992	383,933,148	54.59	8.675	641	81.54
Full Documentation	1,648	284,471,831	40.45	8.231	608	82.29
Limited Documentation	174	31,953,378	4.54	8.355	622	84.19
No Documentation	18	2,937,285	0.42	8.613	677	71.43
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	2,160	366,474,646	52.11	8.557	645	83.51
Refinance - Cashout	1,513	309,069,088	43.95	8.412	607	79.97
Refinance - Rate Term	159	27,751,908	3.95	8.235	618	82.66
Total:	3,832	703,295,642	100.00	8.481	627	81.92

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,932	523,326,535	74.41	8.465	624	81.88
PUD	365	77,567,534	11.03	8.319	631	82.34
2-4 Family	229	47,831,510	6.80	8.861	641	81.54
Condo	251	46,616,946	6.63	8.547	638	82.09
Townhouse	53	7,714,381	1.10	8.439	631	82.20
Modular	1	134,875	0.02	7.750	663	67.50
Rowhouse	1	103,860	0.01	7.990	640	78.79
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
December-06	3	616,181	0.10	8.160	631	90.00
October-07	2	162,605	0.03	7.454	655	80.00
November-07	5	787,532	0.13	7.857	615	85.56
December-07	16	3,235,825	0.54	7.491	641	83.47
January-08	39	8,263,482	1.38	7.928	617	77.45
February-08	60	12,660,720	2.12	8.145	612	77.53
March-08	103	24,599,501	4.11	8.253	618	78.64
April-08	85	20,282,982	3.39	8.371	616	81.69
May-08	175	46,474,735	7.77	8.357	625	80.45
June-08	640	147,812,539	24.72	8.270	632	81.53
July-08	669	157,850,497	26.40	8.275	631	81.47
August-08	254	55,261,798	9.24	8.291	625	80.74
September-08	17	4,304,700	0.72	8.158	642	81.27
November-08	1	212,001	0.04	7.750	516	80.00
December-08	3	822,194	0.14	7.881	602	92.18
January-09	5	1,246,434	0.21	7.154	617	80.41
February-09	12	2,876,373	0.48	7.845	604	81.27
March-09	15	3,440,593	0.58	8.214	600	83.10
April-09	11	1,775,766	0.30	9.510	600	87.35
May-09	29	5,238,609	0.88	9.025	608	81.63
June-09	36	9,103,148	1.52	8.204	613	82.57
July-09	134	24,356,464	4.07	8.209	623	80.98
August-09	228	42,177,561	7.06	8.480	616	80.82
September-09	31	5,020,100	0.84	8.411	632	81.57
January-11	1	87,200	0.01	7.750	679	80.00
February-11	2	411,140	0.07	7.708	632	64.40
March-11	1	101,899	0.02	7.100	651	80.00
April-11	1	674,600	0.11	7.450	782	90.00
May-11	4	1,572,735	0.26	7.841	655	76.84
June-11	17	3,663,761	0.61	7.722	641	80.93
July-11	48	9,203,968	1.54	8.085	633	80.90
August-11	13	2,553,158	0.43	8.063	618	84.35
July-13	3	687,588	0.12	6.890	678	80.00
July-16	1	288,000	0.05	7.625	622	80.00
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000 - 1.499	1	176,800	0.03	6.250	809	80.00
1.500 - 1.999	5	1,868,570	0.31	6.824	683	80.00
2.000 - 2.499	2	645,140	0.11	7.754	684	80.00
2.500 - 2.999	5	940,723	0.16	7.713	644	80.00
3.000 - 3.499	13	2,550,938	0.43	7.853	663	77.79
3.500 - 3.999	4	421,025	0.07	6.848	637	66.78
4.000 - 4.499	14	2,303,701	0.39	7.588	628	78.01
4.500 - 4.999	68	16,693,912	2.79	7.514	635	79.60
5.000 - 5.499	106	25,222,695	4.22	8.309	621	81.77
5.500 - 5.999	455	113,665,706	19.01	7.994	638	81.15
6.000 - 6.499	545	135,248,819	22.62	8.041	632	80.85
6.500 - 6.999	607	133,837,295	22.39	8.269	623	80.70
7.000 - 7.499	323	69,038,214	11.55	8.410	624	80.73
7.500 - 7.999	405	72,705,521	12.16	8.937	607	82.22
8.000 - 8.499	74	15,675,491	2.62	9.137	607	83.02
8.500 - 8.999	23	4,991,043	0.83	9.840	621	83.44
9.000 - 9.499	6	701,625	0.12	10.095	584	84.64
9.500 - 9.999	5	911,458	0.15	10.990	625	88.05
10.500 - 10.999	1	69,582	0.01	11.990	563	95.00
11.500 - 11.999	2	158,129	0.03	13.178	589	78.37
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	2	385,654	0.06	6.318	769	80.00
11.500 - 11.999	14	3,627,669	0.61	6.808	661	77.82
12.000 - 12.499	18	4,337,714	0.73	6.901	645	75.73
12.500 - 12.999	102	27,047,801	4.52	7.103	646	77.81
13.000 - 13.499	202	51,962,521	8.69	7.318	642	79.13
13.500 - 13.999	452	112,890,142	18.88	7.690	641	80.03
14.000 - 14.499	382	93,913,326	15.71	7.961	641	80.30
14.500 - 14.999	484	112,862,381	18.88	8.329	626	81.36
15.000 - 15.499	315	64,822,533	10.84	8.677	618	82.44
15.500 - 15.999	337	66,771,065	11.17	9.134	605	82.74
16.000 - 16.499	149	26,169,098	4.38	9.541	592	82.02
16.500 - 16.999	109	18,760,233	3.14	9.987	581	84.90
17.000 - 17.499	58	9,730,899	1.63	10.455	578	88.96
17.500 - 17.999	26	3,055,451	0.51	10.782	566	86.40
18.000 - 18.499	6	571,887	0.10	11.250	527	84.21
18.500 - 18.999	5	688,623	0.12	12.189	545	82.31
19.000 - 19.499	1	71,262	0.01	12.290	503	79.98
19.500 - 19.999	2	158,129	0.03	13.178	589	78.37
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.500 - 4.999	4	1,170,263	0.20	7.156	681	81.04
5.000 - 5.499	5	1,500,000	0.25	7.974	670	82.28
5.500 - 5.999	10	2,586,586	0.43	8.096	652	73.33
6.000 - 6.499	32	9,503,111	1.59	7.222	650	77.11
6.500 - 6.999	156	42,435,992	7.10	7.016	653	78.65
7.000 - 7.499	288	77,546,105	12.97	7.346	646	79.39
7.500 - 7.999	611	149,859,352	25.07	7.794	638	80.04
8.000 - 8.499	453	101,764,755	17.02	8.263	632	80.83
8.500 - 8.999	463	98,575,117	16.49	8.757	615	82.25
9.000 - 9.499	239	44,599,026	7.46	9.230	600	83.63
9.500 - 9.999	230	41,560,087	6.95	9.739	584	84.12
10.000 - 10.499	93	15,423,837	2.58	10.237	579	85.46
10.500 - 10.999	53	8,061,556	1.35	10.718	589	84.65
11.000 - 11.499	19	2,527,360	0.42	11.210	559	89.86
11.500 - 11.999	4	411,939	0.07	11.642	587	85.76
12.000 - 12.499	1	71,262	0.01	12.290	503	79.98
12.500 - 12.999	2	162,416	0.03	12.750	586	87.01
13.500 - 13.999	1	67,623	0.01	13.750	536	69.99
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	3	616,181	0.10	8.160	631	90.00
1.500	2	407,091	0.07	7.121	657	79.99
2.000	74	16,040,458	2.68	8.244	607	81.90
3.000	2,521	569,183,450	95.21	8.282	627	81.03
5.000	64	11,579,208	1.94	8.033	628	82.22
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,860	429,927,848	71.92	8.287	627	81.08
1.500	775	159,381,876	26.66	8.290	625	81.11
2.000	29	8,516,664	1.42	7.398	657	81.13
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only
Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	174	33,288,314	5.57	8.220	620	80.98
6.000 - 6.499	1,428	338,827,480	56.68	8.284	628	80.88
6.500 - 6.999	29	7,356,514	1.23	8.307	611	79.20
7.000 - 7.499	1,031	218,016,078	36.47	8.267	626	81.49
7.500 - 7.999	2	338,002	0.06	9.493	569	86.46
Total:	2,664	597,826,388	100.00	8.275	626	81.09
*ARM Loans Only
Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,056	160,963,704	22.89	8.811	626	82.49
6	18	3,966,210	0.56	9.356	652	83.93
12	137	32,292,463	4.59	8.698	631	81.74
24	1,790	368,248,740	52.36	8.361	628	81.93
30	3	599,601	0.09	8.110	642	81.87
36	825	136,831,278	19.46	8.343	624	81.24
48	1	153,638	0.02	6.000	641	80.00
60	2	240,008	0.03	7.569	649	75.10
Total:	3,832	703,295,642	100.00	8.481	627	81.92

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	1,604	Index Type:
Aggregate Principal Balance:	$292,020,916	6 Month LIBOR:	86.14%
Conforming Principal Balance Loans:	$292,020,916	1 Year LIBOR:	0.06%
Average Principal Balance:	$182,058	Fixed Rate:	13.79%
Range:	$14,993 - $649,950	W.A. Initial Periodic Cap:	2.997%
W.A. Coupon:	8.440%	W.A. Subsequent Periodic Cap:	1.178%
Range:	5.750% - 13.990%	W.A. Lifetime Rate Cap:	6.425%
W.A. Gross Margin:	6.650%	Property Type:
Range:	3.170% - 11.750%	Single Family:	76.98%
W.A. Remaining Term:	355 months	PUD:	8.06%
Range:	118 months - 360 months	2-4 Family:	7.00%
W.A. Seasoning:	3 months	Condo:	6.51%
Latest Maturity Date:	September 1, 2036	Townhouse	1.40%
		Modular	0.05%
State Concentration (Top 5):		Occupancy Status:
California:	27.70%	Primary:	91.46%
Florida:	14.91%	Investment:	7.62%
Arizona:	7.03%	Second Home:	0.92%
Illinois:	6.26%	Documentation Status:
New York:	4.76%	Full:	48.78%
W.A. Original Combined LTV:	80.50%	Stated:	47.61%
Range:	14.33% - 100.00%	Limited:	3.32%
First Liens:	98.84%	None:	0.29%
Second Liens:	1.16%	Non-Zero W.A. Prepayment Penalty - Term:	27 months
Non-Balloon Loans:	68.15%	Loans with Prepay Penalties:	74.71%
Non-Zero W.A. FICO Score:	611	Interest Only Loans:	14.51%
		Non-Zero Weighted Average IO Term	62 months

* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
First NLC Financial Services	579	106,029,494	36.31	8.357	617	80.87
Chapel Funding Corporation	221	44,062,111	15.09	8.257	624	80.09
First Street Mortgage Corporation	119	25,118,633	8.60	8.391	615	74.94
Other	685	116,810,679	40.00	8.594	600	81.52
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	61	1,982,632	0.68	11.405	632	96.63
50,000.01 - 100,000.00	277	21,621,813	7.40	9.205	605	81.03
100,000.01 - 150,000.00	321	40,613,226	13.91	8.518	614	78.50
150,000.01 - 200,000.00	344	60,105,192	20.58	8.444	609	79.81
200,000.01 - 250,000.00	249	55,620,045	19.05	8.379	601	81.30
250,000.01 - 300,000.00	159	43,874,171	15.02	8.276	610	81.38
300,000.01 - 350,000.00	102	32,865,668	11.25	8.244	620	80.57
350,000.01 - 400,000.00	73	27,077,791	9.27	8.186	614	79.71
400,000.01 - 450,000.00	11	4,568,708	1.56	8.037	649	81.59
450,000.01 - 500,000.00	2	976,060	0.33	8.277	642	88.44
500,000.01 - 550,000.00	4	2,065,661	0.71	8.692	654	82.84
600,000.01 - 650,000.00	1	649,950	0.22	7.750	694	78.31
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	62	2,008,822	0.69	11.357	632	96.42
50,000.01 - 100,000.00	277	21,621,813	7.40	9.205	605	81.03
100,000.01 - 150,000.00	322	40,762,748	13.96	8.512	615	78.50
150,000.01 - 200,000.00	343	59,955,670	20.53	8.447	608	79.81
200,000.01 - 250,000.00	250	56,093,157	19.21	8.387	601	81.05
250,000.01 - 300,000.00	158	43,674,769	14.96	8.254	611	81.75
300,000.01 - 350,000.00	101	32,565,769	11.15	8.257	620	80.49
350,000.01 - 400,000.00	73	27,077,791	9.27	8.186	614	79.71
400,000.01 - 450,000.00	11	4,568,708	1.56	8.037	649	81.59
450,000.01 - 500,000.00	2	976,060	0.33	8.277	642	88.44
500,000.01 - 550,000.00	4	2,065,661	0.71	8.692	654	82.84
600,000.01 - 650,000.00	1	649,950	0.22	7.750	694	78.31
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	78,309	0.03	7.750	654	79.99
121 - 180	76	3,417,243	1.17	11.039	639	94.20
181 - 240	12	1,297,621	0.44	8.674	651	82.12
241 - 300	1	205,797	0.07	7.750	552	75.00
301 - 360	1,514	287,021,946	98.29	8.408	611	80.34
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	78,309	0.03	7.750	654	79.99
Fixed - 15 Year	6	444,207	0.15	8.585	609	70.17
Fixed - 20 Year	12	1,297,621	0.44	8.674	651	82.12
Fixed - 25 Year	1	205,797	0.07	7.750	552	75.00
Fixed - 30 Year	176	23,571,741	8.07	8.486	607	76.64
Fixed - 30 Year IO	4	800,000	0.27	7.851	632	81.90
Balloon - 15/30	70	2,973,036	1.02	11.405	643	97.79
Balloon - 30/40	42	8,443,036	2.89	7.869	622	75.28
Balloon - 30/40-10*	2	457,694	0.16	7.981	647	84.81
Balloon - 30/50	12	2,007,777	0.69	8.651	615	89.50
ARM - 6 Month	1	94,329	0.03	8.550	575	90.00
ARM - 2 Year/6 Month	432	76,869,335	26.32	8.697	598	80.16
ARM - 2 Year/6 Month IO	138	32,252,243	11.04	8.065	637	80.68
ARM - 2 Year/6 Month 30/40 Balloon	216	47,944,944	16.42	8.237	611	81.06
ARM - 2 Year/6 Month 40/10*	111	21,526,808	7.37	8.432	613	80.66
ARM - 2 Year/6 Month 30/50 Balloon	33	6,725,950	2.30	8.633	600	83.49
ARM - 3 Year/6 Month	168	27,487,295	9.41	8.764	602	81.03
ARM - 3 Year/6 Month IO	32	7,230,284	2.48	7.727	650	81.19
ARM - 3 Year/6 Month 30/40 Balloon	58	13,474,989	4.61	8.198	599	80.28
ARM - 3 Year/6 Month 40/10*	6	1,241,923	0.43	8.418	616	83.10
ARM - 3 Year/6 Month 30/50 Balloon	41	8,896,813	3.05	8.155	630	81.59
ARM - 5 Year/6 Month	23	3,800,246	1.30	8.294	609	83.39
ARM - 5 Year/6 Month IO	7	1,909,790	0.65	7.440	626	75.63
ARM - 5 Year/6 Month 30/40 Balloon	7	1,363,259	0.47	8.272	604	74.53
ARM - 5 Year/6 Month 30/50 Balloon	4	735,490	0.25	9.396	607	97.56
ARM - 5 Year/1 Year IO	1	188,000	0.06	8.125	623	80.00
Total:	1,604	292,020,916	100.00	8.440	611	80.50
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term

Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,422	249,640,600	85.49	8.519	606	80.49
24	7	1,532,941	0.52	7.838	626	76.25
60	165	38,735,632	13.26	7.896	641	80.54
120	10	2,111,743	0.72	9.544	611	84.00
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	147,435	0.05	5.750	815	79.99
6.000 - 6.499	9	2,468,512	0.85	6.326	647	74.22
6.500 - 6.999	74	16,003,880	5.48	6.841	649	75.78
7.000 - 7.499	160	35,462,566	12.14	7.267	635	76.83
7.500 - 7.999	310	61,835,074	21.17	7.767	626	78.96
8.000 - 8.499	242	45,851,774	15.70	8.256	615	79.70
8.500 - 8.999	286	53,675,397	18.38	8.750	603	82.21
9.000 - 9.499	150	27,565,578	9.44	9.240	589	83.24
9.500 - 9.999	168	26,820,458	9.18	9.720	576	82.89
10.000 - 10.499	72	11,250,828	3.85	10.222	575	83.48
10.500 - 10.999	57	6,147,689	2.11	10.753	582	86.50
11.000 - 11.499	26	2,325,095	0.80	11.143	586	90.69
11.500 - 11.999	23	1,167,830	0.40	11.721	609	93.49
12.000 - 12.499	13	476,484	0.16	12.222	595	96.77
12.500 - 12.999	7	656,005	0.22	12.662	589	86.42
13.000 - 13.499	2	42,951	0.01	13.121	623	100.00
13.500 - 13.999	4	123,361	0.04	13.749	555	83.55
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	45	6,443,545	2.21	8.141	587	41.77
50.01 - 55.00	10	1,851,788	0.63	8.003	596	53.03
55.01 - 60.00	33	6,395,006	2.19	8.047	593	57.65
60.01 - 65.00	43	8,022,730	2.75	8.184	589	63.12
65.01 - 70.00	81	16,571,489	5.67	8.251	593	68.49
70.01 - 75.00	121	24,707,614	8.46	8.517	580	74.05
75.01 - 80.00	638	116,647,975	39.95	8.120	628	79.81
80.01 - 85.00	175	35,054,235	12.00	8.679	594	84.56
85.01 - 90.00	256	50,546,567	17.31	8.683	611	89.68
90.01 - 95.00	78	14,770,191	5.06	8.860	615	94.36
95.01 - 100.00	124	11,009,777	3.77	10.156	624	99.92
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	82	15,127,840	5.18	9.411	511	74.12
525 - 549	133	22,907,101	7.84	9.159	537	76.11
550 - 574	181	31,328,950	10.73	8.852	562	79.68
575 - 599	266	49,647,267	17.00	8.608	588	82.22
600 - 624	306	55,209,510	18.91	8.233	612	81.73
625 - 649	291	54,817,163	18.77	8.196	637	80.56
650 - 674	185	33,048,070	11.32	8.059	661	81.54
675 - 699	78	15,478,601	5.30	8.007	684	82.43
700 - 724	45	7,612,254	2.61	8.099	709	81.66
725 - 749	22	3,955,632	1.35	7.620	732	80.34
750 - 774	11	2,188,853	0.75	7.637	761	79.54
775 - 799	1	199,836	0.07	7.000	797	57.14
800 - 824	3	499,840	0.17	7.422	804	83.07
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	310	80,884,834	27.70	8.055	617	76.98
Florida	233	43,550,236	14.91	8.515	609	80.03
Arizona	121	20,534,495	7.03	8.420	610	80.41
Illinois	91	18,289,815	6.26	8.842	602	83.06
Nevada	68	13,896,372	4.76	8.087	618	81.23
Maryland	53	10,861,237	3.72	8.441	622	78.38
Washington	50	9,726,098	3.33	8.314	604	82.99
Michigan	65	8,665,152	2.97	8.897	612	86.20
Texas	86	8,583,381	2.94	8.868	605	82.57
Colorado	55	8,175,942	2.80	8.539	612	84.15
Oregon	35	7,694,143	2.63	8.561	593	81.97
Virginia	43	7,070,715	2.42	8.427	597	76.73
Georgia	30	4,385,290	1.50	9.111	601	85.32
Missouri	42	4,291,414	1.47	9.018	599	84.12
Wisconsin	30	4,279,266	1.47	8.586	600	84.56
New Jersey	19	3,882,252	1.33	8.516	620	78.80
Massachusetts	17	3,316,901	1.14	8.510	623	81.74
North Carolina	22	2,778,631	0.95	8.692	594	81.52
Minnesota	17	2,769,158	0.95	8.927	583	85.24
Connecticut	16	2,735,664	0.94	8.553	636	84.46
Pennsylvania	19	2,698,083	0.92	8.434	630	82.75
Rhode Island	11	2,489,737	0.85	9.066	607	84.52
Ohio	20	2,334,155	0.80	8.850	617	87.79
Indiana	22	2,066,466	0.71	9.454	578	89.84
Tennessee	20	1,811,185	0.62	9.150	614	88.92
New York	6	1,747,766	0.60	8.820	595	72.75
Idaho	10	1,366,914	0.47	8.427	590	83.70
Louisiana	12	1,295,503	0.44	8.931	607	82.95
Utah	6	1,159,028	0.40	8.232	619	77.95
 *Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Hampshire	7	1,040,614	0.36	8.523	636	85.51
South Carolina	9	1,021,771	0.35	9.074	620	86.91
Hawaii	4	916,539	0.31	8.162	618	80.71
Oklahoma	8	695,861	0.24	8.646	626	87.74
Alabama	9	644,725	0.22	8.220	640	82.33
Kansas	5	624,353	0.21	8.864	584	83.36
New Mexico	5	543,634	0.19	8.362	654	82.39
Wyoming	3	497,532	0.17	7.876	614	80.97
Nebraska	3	397,610	0.14	8.761	632	90.30
Montana	2	387,720	0.13	8.665	629	82.59
Iowa	4	316,048	0.11	9.600	573	89.04
District of Columbia	1	311,582	0.11	8.025	637	80.00
Delaware	2	299,375	0.10	8.364	622	78.83
Mississippi	4	288,687	0.10	10.361	619	82.77
Arkansas	3	271,763	0.09	8.981	612	77.35
Kentucky	4	188,196	0.06	9.930	596	93.92
Maine	1	118,002	0.04	9.050	623	80.00
Alaska	1	117,073	0.04	8.225	604	85.00
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,462	267,081,871	91.46	8.389	608	80.43
Investment	130	22,251,391	7.62	8.976	649	82.08
Second Home	12	2,687,655	0.92	9.096	621	74.80
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	837	142,446,049	48.78	8.276	598	81.44
Stated Documentation	708	139,041,406	47.61	8.610	625	79.50
Limited Documentation	54	9,693,734	3.32	8.355	600	82.25
No Documentation	5	839,728	0.29	9.148	663	66.95
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	1,029	207,920,558	71.20	8.387	603	79.30
Purchase	488	70,761,599	24.23	8.611	636	83.54
Refinance - Rate Term	87	13,338,760	4.57	8.358	604	83.05
Total:	1,604	292,020,916	100.00	8.440	611	80.50

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,272	224,803,652	76.98	8.424	608	80.63
PUD	119	23,549,839	8.06	8.394	613	80.24
2-4 Family	80	20,432,142	7.00	8.588	626	79.07
Condo	107	19,024,444	6.51	8.554	625	80.60
Townhouse	25	4,075,964	1.40	8.343	621	82.03
Modular	1	134,875	0.05	7.750	663	67.50
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
December-06	1	94,329	0.04	8.550	575	90.00
October-07	1	79,299	0.03	7.300	637	80.00
November-07	4	672,798	0.27	7.901	632	86.51
December-07	8	1,534,957	0.61	7.549	627	85.86
January-08	23	4,148,502	1.65	8.211	595	74.83
February-08	33	6,208,278	2.47	8.092	603	76.30
March-08	51	9,461,872	3.76	8.270	604	79.47
April-08	45	10,121,490	4.02	8.633	602	81.83
May-08	72	17,012,416	6.76	8.688	601	78.91
June-08	230	43,582,842	17.31	8.457	616	81.58
July-08	330	64,540,751	25.64	8.456	609	81.16
August-08	124	25,735,974	10.22	8.356	612	80.45
September-08	9	2,220,100	0.88	8.361	656	81.80
November-08	1	212,001	0.08	7.750	516	80.00
December-08	2	396,074	0.16	8.505	626	91.38
January-09	1	102,850	0.04	8.250	598	85.00
February-09	10	2,157,792	0.86	7.928	616	84.59
March-09	12	2,505,554	1.00	8.018	576	80.11
April-09	8	1,141,489	0.45	8.798	599	87.34
May-09	14	2,571,157	1.02	9.053	611	78.77
June-09	19	4,413,795	1.75	8.322	597	82.62
July-09	79	15,253,710	6.06	8.215	619	80.68
August-09	138	26,087,083	10.36	8.531	611	80.42
September-09	21	3,489,800	1.39	8.395	634	81.60
February-11	1	270,000	0.11	7.490	637	56.25
March-11	1	101,899	0.04	7.100	651	80.00
May-11	3	1,123,935	0.45	8.077	655	75.57
June-11	9	1,294,190	0.51	8.021	616	83.18
July-11	23	4,069,609	1.62	8.385	603	83.12
August-11	5	1,137,152	0.45	8.015	589	84.01
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
3.000 - 3.499	3	370,840	0.15	8.229	624	80.00
3.500 - 3.999	1	127,387	0.05	7.125	714	75.00
4.000 - 4.499	4	632,397	0.25	6.767	609	72.93
4.500 - 4.999	26	5,136,482	2.04	7.765	616	76.78
5.000 - 5.499	54	11,298,426	4.49	8.482	604	80.90
5.500 - 5.999	199	40,013,364	15.89	8.159	621	81.31
6.000 - 6.499	236	47,975,656	19.06	8.203	616	79.73
6.500 - 6.999	295	60,844,271	24.17	8.266	609	80.51
7.000 - 7.499	157	31,904,909	12.67	8.445	608	79.99
7.500 - 7.999	237	41,145,093	16.34	8.899	601	82.26
8.000 - 8.499	43	8,561,353	3.40	9.182	601	83.51
8.500 - 8.999	14	2,796,340	1.11	10.039	604	81.66
9.000 - 9.499	3	286,159	0.11	10.467	577	83.53
9.500 - 9.999	3	421,309	0.17	10.889	660	90.74
10.500 - 10.999	1	69,582	0.03	11.990	563	95.00
11.500 - 11.999	2	158,129	0.06	13.178	589	78.37
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.500 - 11.999	1	209,071	0.08	6.600	648	75.00
12.000 - 12.499	6	1,441,149	0.57	6.745	614	70.43
12.500 - 12.999	32	6,740,496	2.68	6.902	642	75.83
13.000 - 13.499	85	18,784,903	7.46	7.225	631	77.55
13.500 - 13.999	181	36,991,229	14.69	7.651	630	79.15
14.000 - 14.499	166	34,784,528	13.82	7.862	626	79.06
14.500 - 14.999	237	48,969,740	19.45	8.312	613	81.34
15.000 - 15.499	169	33,322,203	13.24	8.666	600	82.32
15.500 - 15.999	185	34,317,876	13.63	9.137	596	82.40
16.000 - 16.499	92	16,868,789	6.70	9.575	583	81.21
16.500 - 16.999	64	10,564,409	4.20	9.951	577	84.01
17.000 - 17.499	33	5,543,983	2.20	10.437	575	87.81
17.500 - 17.999	18	2,151,738	0.85	10.775	570	86.36
18.000 - 18.499	2	205,480	0.08	11.256	503	80.00
18.500 - 18.999	4	616,712	0.24	12.123	546	81.41
19.000 - 19.499	1	71,262	0.03	12.290	503	79.98
19.500 - 19.999	2	158,129	0.06	13.178	589	78.37
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	1	228,000	0.09	9.350	654	95.00
5.500 - 5.999	4	879,495	0.35	8.091	626	75.86
6.000 - 6.499	14	3,354,969	1.33	6.569	645	73.08
6.500 - 6.999	68	14,762,666	5.86	7.018	646	78.11
7.000 - 7.499	132	30,823,906	12.24	7.321	634	78.12
7.500 - 7.999	262	53,252,188	21.15	7.799	627	79.79
8.000 - 8.499	208	40,330,491	16.02	8.276	613	80.25
8.500 - 8.999	230	44,978,060	17.87	8.784	600	82.04
9.000 - 9.499	129	24,699,250	9.81	9.242	589	83.28
9.500 - 9.999	127	22,328,203	8.87	9.731	576	82.53
10.000 - 10.499	56	9,522,078	3.78	10.217	572	84.26
10.500 - 10.999	30	4,452,834	1.77	10.709	580	84.30
11.000 - 11.499	10	1,488,228	0.59	11.164	550	88.09
11.500 - 11.999	4	411,939	0.16	11.642	587	85.76
12.000 - 12.499	1	71,262	0.03	12.290	503	79.98
12.500 - 12.999	1	90,506	0.04	12.750	629	84.63
13.500 - 13.999	1	67,623	0.03	13.750	536	69.99
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1	94,329	0.04	8.550	575	90.00
1.500	1	284,691	0.11	6.690	675	79.99
2.000	38	8,096,668	3.22	8.321	581	81.36
3.000	1,214	239,279,620	95.05	8.424	612	80.66
5.000	24	3,986,391	1.58	8.488	589	85.40
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	837	163,632,243	65.00	8.454	607	80.45
1.500	435	86,621,029	34.41	8.362	617	81.36
2.000	6	1,488,425	0.59	8.061	599	81.11
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only
Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	30	5,498,959	2.18	8.528	588	84.66
6.000 - 6.499	667	132,017,973	52.44	8.459	609	80.04
6.500 - 6.999	18	3,906,606	1.55	8.356	602	77.15
7.000 - 7.499	561	109,980,158	43.69	8.366	614	81.55
7.500 - 7.999	2	338,002	0.13	9.493	569	86.46
Total:	1,278	251,741,698	100.00	8.420	610	80.77
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	429	73,853,056	25.29	8.675	611	80.76
6	3	825,033	0.28	10.860	616	80.49
12	51	10,880,315	3.73	8.988	604	80.38
24	705	137,172,452	46.97	8.362	610	81.01
30	2	404,517	0.14	7.874	630	82.77
36	414	68,885,545	23.59	8.231	614	79.21
Total:	1,604	292,020,916	100.00	8.440	611	80.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL
SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	2,228	Index Type:
Aggregate Principal Balance:	$411,274,725	6 Month LIBOR:	83.63%
Conforming Principal Balance Loans:	$298,402,103	1 Year LIBOR	0.52%
Average Principal Balance:	$184,594	Fixed Rate:	15.85%
Range:	$9,359 - $991,117	W.A. Initial Periodic Cap:	3.017%
W.A. Coupon:	8.510%	W.A. Subsequent Periodic Cap:	1.125%
Range:	6.000% - 14.990%	W.A. Lifetime Rate Cap:	6.237%
W.A. Gross Margin:	6.374%	Property Type:
Range:	1.374% - 9.750%	Single Family:	72.58%
W.A. Remaining Term:	342 months	PUD:	13.13%
Range:	78 months - 360 months	2-4 Family:	6.66%
W.A. Seasoning:	3 months	Condo:	6.71%
		Townhouse:	0.88%
Latest Maturity Date:	September 1, 2036	Rowhouse:	0.03%
		Occupancy Status:
State Concentration (Top 5):		Primary:	95.79%
California:	45.24%	Investment	3.97%
Florida:	13.12%	Second Home	0.24%
Arizona:	5.58%	Documentation Status:
Texas:	4.70%	Full:	34.53%
Nevada:	4.04%	Stated:	59.54%
W.A. Original Combined LTV:	82.93%	Limited:	5.41%
Range:	19.81% - 100.00%	None	0.51%
First Liens:	90.57%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Second Liens:	9.43%	Loans with Prepay Penalties:	78.82%
Non-Balloon Loans:	68.04%	Interest Only Loans:	27.27%
Non-Zero W.A. FICO Score:	638	Non-Zero Weighted Average IO Term	66 months
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Originator

Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
First NLC Financial Services	627	93,939,352	22.84	8.618	634	83.24
Chapel Funding Corporation	295	86,905,775	21.13	7.935	645	80.92
Mortgage Investment Lending Associates	299	43,103,483	10.48	8.686	640	85.53
Other	1,007	187,326,116	45.55	8.682	636	83.11
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Principal Balance at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	328	10,888,037	2.65	11.829	635	98.71
50,000.01 - 100,000.00	522	38,529,365	9.37	10.321	630	90.37
100,000.01 - 150,000.00	338	41,582,250	10.11	9.102	623	83.60
150,000.01 - 200,000.00	253	44,527,369	10.83	8.293	638	80.87
200,000.01 - 250,000.00	203	45,366,375	11.03	8.276	637	81.65
250,000.01 - 300,000.00	141	38,623,252	9.39	8.070	648	81.50
300,000.01 - 350,000.00	111	36,122,731	8.78	8.069	650	81.21
350,000.01 - 400,000.00	75	28,132,540	6.84	8.012	643	81.55
400,000.01 - 450,000.00	82	35,086,188	8.53	7.975	635	81.07
450,000.01 - 500,000.00	84	40,059,669	9.74	8.070	635	82.43
500,000.01 - 550,000.00	46	24,041,717	5.85	7.908	654	81.46
550,000.01 - 600,000.00	23	13,217,155	3.21	7.978	629	80.48
600,000.01 - 650,000.00	10	6,182,452	1.50	8.058	623	81.49
650,000.01 - 700,000.00	4	2,716,462	0.66	8.135	638	80.89
700,000.01 - 750,000.00	5	3,566,046	0.87	7.902	657	80.99
750,000.01 - 800,000.00	1	792,000	0.19	8.250	660	90.00
800,000.01 - 850,000.00	1	850,000	0.21	8.875	584	73.91
950,000.01 - 1,000,000.00	1	991,117	0.24	8.900	721	80.00
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance

Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	330	10,987,952	2.67	11.803	636	98.63
50,000.01 - 100,000.00	522	38,581,543	9.38	10.324	630	90.38
100,000.01 - 150,000.00	337	41,485,628	10.09	9.097	623	83.56
150,000.01 - 200,000.00	252	44,471,898	10.81	8.293	638	80.87
200,000.01 - 250,000.00	203	45,366,375	11.03	8.276	637	81.65
250,000.01 - 300,000.00	141	38,623,252	9.39	8.070	648	81.50
300,000.01 - 350,000.00	112	36,472,439	8.87	8.076	649	81.29
350,000.01 - 400,000.00	74	27,782,832	6.76	8.001	644	81.44
400,000.01 - 450,000.00	82	35,086,188	8.53	7.975	635	81.07
450,000.01 - 500,000.00	84	40,059,669	9.74	8.070	635	82.43
500,000.01 - 550,000.00	46	24,041,717	5.85	7.908	654	81.46
550,000.01 - 600,000.00	23	13,217,155	3.21	7.978	629	80.48
600,000.01 - 650,000.00	10	6,182,452	1.50	8.058	623	81.49
650,000.01 - 700,000.00	4	2,716,462	0.66	8.135	638	80.89
700,000.01 - 750,000.00	5	3,566,046	0.87	7.902	657	80.99
750,000.01 - 800,000.00	1	792,000	0.19	8.250	660	90.00
800,000.01 - 850,000.00	1	850,000	0.21	8.875	584	73.91
950,000.01 - 1,000,000.00	1	991,117	0.24	8.900	721	80.00
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Remaining Term

Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	3	82,170	0.02	10.862	524	79.23
121 - 180	551	32,661,074	7.94	11.583	645	98.91
181 - 240	12	924,634	0.22	9.973	617	88.56
301 - 360	1,662	377,606,848	91.81	8.240	637	81.54
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type

Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 7 Year	2	20,074	0.00	11.983	548	92.33
Fixed - 10 Year	1	62,096	0.02	10.500	516	75.00
Fixed - 15 Year	9	843,600	0.21	8.481	643	72.38
Fixed - 20 Year	12	924,634	0.22	9.973	617	88.56
Fixed - 30 Year	226	22,180,243	5.39	9.380	628	85.17
Fixed - 30 Year IO	6	815,551	0.20	8.217	658	80.56
Balloon - 15/30	542	31,817,474	7.74	11.665	645	99.61
Balloon - 30/40	35	7,245,080	1.76	8.043	633	80.58
Balloon - 30/50	9	1,281,284	0.31	8.531	632	82.85
ARM - 6 Month	2	521,852	0.13	8.090	642	90.00
ARM - 2 Year/6 Month	418	81,648,818	19.85	8.485	627	81.10
ARM - 2 Year/6 Month IO	304	98,210,372	23.88	7.910	649	80.90
ARM - 2 Year/6 Month 30/40 Balloon	251	72,177,380	17.55	8.227	636	81.91
ARM - 2 Year/6 Month 40/10*	121	35,545,708	8.64	7.936	643	80.81
ARM - 2 Year/6 Month 30/50 Balloon	41	8,795,357	2.14	8.498	651	82.52
ARM - 3 Year/6 Month	145	22,092,759	5.37	8.612	614	81.42
ARM - 3 Year/6 Month IO	19	6,719,246	1.63	7.555	648	80.75
ARM - 3 Year/6 Month 30/40 Balloon	19	5,151,863	1.25	8.336	632	85.52
ARM - 3 Year/6 Month 40/10*	10	2,307,126	0.56	8.171	640	83.16
ARM - 3 Year/6 Month 30/50 Balloon	5	1,311,462	0.32	8.150	614	84.13
ARM - 5 Year/6 Month	12	1,547,739	0.38	8.313	606	78.72
ARM - 5 Year/6 Month IO	15	4,905,140	1.19	7.524	693	80.84
ARM - 5 Year/6 Month 30/40 Balloon	10	2,269,787	0.55	7.952	643	79.57
ARM - 5 Year/6 Month 30/50 Balloon	3	679,846	0.17	7.754	645	90.28
ARM - 7 Year/6 Month 30/50 Balloon	1	62,788	0.02	8.800	642	80.00
ARM - 3 Year/1 Year IO	1	246,400	0.06	8.000	626	80.00
ARM - 3 Year/1 Year 30/40 Balloon	1	109,082	0.03	7.500	631	80.00
ARM - 5 Year/1 Year IO	2	328,800	0.08	7.889	646	80.00
ARM - 5 Year/1 Year 30/40 Balloon	3	540,362	0.13	7.558	647	80.00
ARM - 7 Year/1 Year IO	2	624,800	0.15	6.698	681	80.00
ARM - 10 Year/1 Year IO	1	288,000	0.07	7.625	622	80.00
Total:	2,228	411,274,725	100.00	8.510	638	82.93
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Interest Only Term

Interest Only Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,878	299,136,416	72.73	8.751	633	83.70
24	4	1,211,304	0.29	6.620	666	82.75
60	313	99,337,868	24.15	7.860	650	80.87
120	33	11,589,137	2.82	8.054	659	80.69
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Mortgage Rate

Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	12	3,374,772	0.82	6.304	680	79.07
6.500 - 6.999	94	28,569,997	6.95	6.853	663	79.29
7.000 - 7.499	158	45,461,458	11.05	7.278	655	80.03
7.500 - 7.999	388	104,131,891	25.32	7.759	645	79.96
8.000 - 8.499	281	69,881,013	16.99	8.238	645	80.55
8.500 - 8.999	284	61,329,814	14.91	8.734	625	82.07
9.000 - 9.499	134	23,499,892	5.71	9.226	613	84.24
9.500 - 9.999	170	24,803,869	6.03	9.752	596	86.52
10.000 - 10.499	88	10,001,907	2.43	10.241	612	90.27
10.500 - 10.999	113	10,586,271	2.57	10.759	636	92.94
11.000 - 11.499	92	6,370,694	1.55	11.237	649	98.19
11.500 - 11.999	156	10,336,469	2.51	11.751	634	99.29
12.000 - 12.499	79	4,585,384	1.11	12.235	639	98.98
12.500 - 12.999	113	6,092,828	1.48	12.720	628	99.45
13.000 - 13.499	14	445,762	0.11	13.237	628	99.62
13.500 - 13.999	46	1,628,810	0.40	13.836	607	99.65
14.000 - 14.499	2	33,826	0.01	14.363	606	100.00
14.500 - 14.999	4	140,069	0.03	14.852	647	100.00
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	20	2,701,299	0.66	8.108	596	39.61
50.01 - 55.00	10	1,312,238	0.32	8.086	586	52.69
55.01 - 60.00	9	1,254,747	0.31	8.474	619	58.79
60.01 - 65.00	20	4,435,107	1.08	8.329	586	63.58
65.01 - 70.00	37	8,060,499	1.96	8.056	595	68.80
70.01 - 75.00	67	15,312,966	3.72	8.294	615	73.83
75.01 - 80.00	1,031	254,474,946	61.87	7.987	647	79.92
80.01 - 85.00	86	21,154,820	5.14	8.626	605	84.57
85.01 - 90.00	182	41,330,612	10.05	8.704	622	89.83
90.01 - 95.00	80	13,169,489	3.20	9.344	635	94.76
95.01 - 100.00	686	48,068,003	11.69	11.028	644	99.95
Total:	2,228	411,274,725	100.00	8.510	638	82.93

FICO Score at Origination

FICO Score At Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	49	8,333,630	2.03	9.217	515	75.71
525 - 549	68	10,113,828	2.46	9.347	537	77.26
550 - 574	106	21,117,539	5.13	9.067	564	81.50
575 - 599	187	32,688,799	7.95	8.888	589	83.36
600 - 624	432	74,699,221	18.16	8.569	613	83.49
625 - 649	630	106,813,203	25.97	8.600	636	84.17
650 - 674	377	77,441,662	18.83	8.215	661	82.90
675 - 699	197	42,026,249	10.22	8.151	686	82.51
700 - 724	95	19,138,063	4.65	8.290	711	83.35
725 - 749	51	11,109,957	2.70	7.893	733	79.93
750 - 774	19	3,928,804	0.96	8.290	760	82.00
775 - 799	13	3,104,275	0.75	7.958	785	86.45
800 - 824	4	759,497	0.18	7.172	805	80.93
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	678	186,076,552	45.24	8.258	645	82.26
Florida	289	53,973,668	13.12	8.549	637	82.81
Arizona	133	22,941,957	5.58	8.373	636	82.81
Texas	220	19,344,613	4.70	8.975	630	84.61
Nevada	79	16,618,158	4.04	8.434	630	82.69
Illinois	104	14,744,634	3.59	9.059	636	85.71
Washington	58	11,814,033	2.87	8.352	641	83.79
Oregon	40	7,653,903	1.86	8.177	635	80.75
Michigan	70	7,488,985	1.82	9.179	629	84.11
Maryland	37	6,248,596	1.52	9.010	622	82.71
Virginia	25	6,057,373	1.47	8.321	608	81.01
Colorado	32	5,372,581	1.31	8.659	619	82.47
Pennsylvania	36	4,346,586	1.06	8.757	635	84.75
Georgia	36	3,945,459	0.96	9.109	607	83.41
Missouri	45	3,721,350	0.90	8.969	605	85.18
Ohio	37	3,409,100	0.83	9.143	605	85.10
Massachusetts	21	3,280,815	0.80	9.276	644	84.27
New York	12	3,220,753	0.78	9.598	628	83.17
New Jersey	19	3,191,997	0.78	8.663	646	77.98
Minnesota	25	2,830,989	0.69	8.702	640	84.63
Rhode Island	19	2,818,203	0.69	9.073	651	82.81
Connecticut	12	2,768,492	0.67	8.485	661	86.40
Tennessee	37	2,739,551	0.67	9.175	615	87.75
Utah	19	2,544,191	0.62	8.268	628	83.66
North Carolina	17	1,886,025	0.46	9.527	620	89.78
Idaho	11	1,759,007	0.43	9.086	611	84.05
Indiana	21	1,700,339	0.41	9.015	624	82.81
Kansas	16	1,302,184	0.32	9.655	596	86.95
 *Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Oklahoma	11	1,229,985	0.30	9.319	641	85.91
Alaska	5	923,711	0.22	9.182	685	84.21
Wisconsin	16	769,056	0.19	10.611	639	89.84
Louisiana	10	698,636	0.17	9.514	581	85.30
South Carolina	6	654,113	0.16	9.870	638	86.65
New Mexico	5	618,933	0.15	8.423	592	72.32
New Hampshire	4	551,138	0.13	9.106	657	84.80
Arkansas	4	407,958	0.10	7.804	664	83.85
Alabama	3	367,225	0.09	9.299	605	85.10
Delaware	3	327,121	0.08	9.928	600	92.15
Kentucky	4	272,523	0.07	9.030	623	82.43
Iowa	3	245,808	0.06	8.704	619	79.49
Maine	1	149,725	0.04	8.500	578	74.63
Wyoming	1	78,143	0.02	7.050	694	80.00
District of Columbia	1	77,943	0.02	10.900	637	100.00
Mississippi	2	55,893	0.01	14.410	610	97.66
Montana	1	46,719	0.01	12.500	636	100.00
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status

Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,113	393,971,945	95.79	8.475	637	82.84
Investment	105	16,317,386	3.97	9.297	668	84.80
Second Home	10	985,394	0.24	9.440	655	89.24
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Documentation Type

Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	1,284	244,891,742	59.54	8.713	650	82.70
Full Documentation	811	142,025,783	34.53	8.186	618	83.14
Limited Documentation	120	22,259,644	5.41	8.356	632	85.04
No Documentation	13	2,097,556	0.51	8.399	682	73.22
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Loan Purpose

Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,672	295,713,047	71.90	8.544	647	83.51
Refinance - Cashout	484	101,148,530	24.59	8.464	614	81.34
Refinance - Rate Term	72	14,413,148	3.50	8.121	631	82.30
Total:	2,228	411,274,725	100.00	8.510	638	82.93

Property Type

Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,660	298,522,883	72.58	8.496	636	82.82
PUD	246	54,017,695	13.13	8.287	639	83.25
Condo	144	27,592,502	6.71	8.543	647	83.12
2-4 Family	149	27,399,368	6.66	9.065	653	83.38
Townhouse	28	3,638,418	0.88	8.547	642	82.38
Rowhouse	1	103,860	0.03	7.990	640	78.79
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*

Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
December-06	2	521,852	0.15	8.090	642	90.00
October-07	1	83,306	0.02	7.600	673	80.00
November-07	1	114,734	0.03	7.600	517	80.00
December-07	8	1,700,868	0.49	7.439	654	81.31
January-08	16	4,114,980	1.19	7.643	639	80.10
February-08	27	6,452,442	1.86	8.197	621	78.71
March-08	52	15,137,629	4.37	8.243	627	78.13
April-08	40	10,161,493	2.94	8.110	629	81.56
May-08	103	29,462,319	8.51	8.166	639	81.35
June-08	410	104,229,697	30.12	8.192	638	81.51
July-08	339	93,309,746	26.96	8.150	646	81.68
August-08	130	29,525,824	8.53	8.234	636	80.98
September-08	8	2,084,600	0.60	7.941	627	80.70
December-08	1	426,120	0.12	7.300	580	92.93
January-09	4	1,143,584	0.33	7.056	619	80.00
February-09	2	718,581	0.21	7.597	568	71.30
March-09	3	935,039	0.27	8.738	665	91.11
April-09	3	634,276	0.18	10.790	602	87.38
May-09	15	2,667,451	0.77	8.998	605	84.39
June-09	17	4,689,353	1.35	8.093	627	82.53
July-09	55	9,102,755	2.63	8.200	631	81.49
August-09	90	16,090,479	4.65	8.398	624	81.48
September-09	10	1,530,300	0.44	8.446	629	81.50
January-11	1	87,200	0.03	7.750	679	80.00
February-11	1	141,140	0.04	8.125	622	80.00
April-11	1	674,600	0.19	7.450	782	90.00
May-11	1	448,800	0.13	7.250	655	80.00
June-11	8	2,369,571	0.68	7.559	654	79.70
July-11	25	5,134,359	1.48	7.847	657	79.14
August-11	8	1,416,006	0.41	8.102	640	84.62
July-13	3	687,588	0.20	6.890	678	80.00
July-16	1	288,000	0.08	7.625	622	80.00
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000 - 1.499	1	176,800	0.05	6.250	809	80.00
1.500 - 1.999	5	1,868,570	0.54	6.824	683	80.00
2.000 - 2.499	2	645,140	0.19	7.754	684	80.00
2.500 - 2.999	5	940,723	0.27	7.713	644	80.00
3.000 - 3.499	10	2,180,098	0.63	7.788	669	77.42
3.500 - 3.999	3	293,638	0.08	6.728	604	63.22
4.000 - 4.499	10	1,671,304	0.48	7.899	636	79.94
4.500 - 4.999	42	11,557,430	3.34	7.403	644	80.85
5.000 - 5.499	52	13,924,269	4.02	8.169	634	82.48
5.500 - 5.999	256	73,652,342	21.28	7.904	647	81.07
6.000 - 6.499	309	87,273,164	25.22	7.952	642	81.47
6.500 - 6.999	312	72,993,023	21.09	8.271	635	80.86
7.000 - 7.499	166	37,133,306	10.73	8.380	638	81.36
7.500 - 7.999	168	31,560,428	9.12	8.987	616	82.16
8.000 - 8.499	31	7,114,138	2.06	9.082	614	82.43
8.500 - 8.999	9	2,194,703	0.63	9.586	642	85.71
9.000 - 9.499	3	415,465	0.12	9.839	589	85.40
9.500 - 9.999	2	490,148	0.14	11.078	595	85.73
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
11.000 - 11.499	2	385,654	0.11	6.318	769	80.00
11.500 - 11.999	13	3,418,598	0.99	6.821	662	77.99
12.000 - 12.499	12	2,896,565	0.84	6.978	660	78.37
12.500 - 12.999	70	20,307,306	5.87	7.170	647	78.47
13.000 - 13.499	117	33,177,618	9.59	7.370	648	80.02
13.500 - 13.999	271	75,898,914	21.93	7.709	646	80.46
14.000 - 14.499	216	59,128,798	17.09	8.019	649	81.03
14.500 - 14.999	247	63,892,641	18.46	8.342	636	81.37
15.000 - 15.499	146	31,500,330	9.10	8.690	636	82.56
15.500 - 15.999	152	32,453,189	9.38	9.132	615	83.10
16.000 - 16.499	57	9,300,309	2.69	9.479	608	83.50
16.500 - 16.999	45	8,195,824	2.37	10.033	585	86.04
17.000 - 17.499	25	4,186,916	1.21	10.480	583	90.49
17.500 - 17.999	8	903,712	0.26	10.798	556	86.47
18.000 - 18.499	4	366,407	0.11	11.246	540	86.57
18.500 - 18.999	1	71,910	0.02	12.750	532	90.00
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
4.500 - 4.999	4	1,170,263	0.34	7.156	681	81.04
5.000 - 5.499	4	1,272,000	0.37	7.727	673	80.00
5.500 - 5.999	6	1,707,091	0.49	8.099	666	72.02
6.000 - 6.499	18	6,148,142	1.78	7.579	652	79.31
6.500 - 6.999	88	27,673,326	8.00	7.016	657	78.93
7.000 - 7.499	156	46,722,200	13.50	7.362	654	80.22
7.500 - 7.999	349	96,607,164	27.91	7.791	644	80.18
8.000 - 8.499	245	61,434,264	17.75	8.254	644	81.22
8.500 - 8.999	233	53,597,057	15.49	8.735	627	82.42
9.000 - 9.499	110	19,899,776	5.75	9.216	614	84.06
9.500 - 9.999	103	19,231,884	5.56	9.748	593	85.97
10.000 - 10.499	37	5,901,760	1.71	10.268	590	87.39
10.500 - 10.999	23	3,608,723	1.04	10.729	599	85.09
11.000 - 11.499	9	1,039,131	0.30	11.276	571	92.39
12.500 - 12.999	1	71,910	0.02	12.750	532	90.00
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only
Initial Periodic Rate Cap*

Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	2	521,852	0.15	8.090	642	90.00
1.500	1	122,400	0.04	8.125	615	80.00
2.000	36	7,943,791	2.30	8.165	634	82.44
3.000	1,307	329,903,830	95.32	8.179	638	81.30
5.000	40	7,592,818	2.19	7.795	649	80.55
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*

Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.000	1,023	266,295,605	76.95	8.184	639	81.46
1.500	340	72,760,847	21.02	8.205	634	80.82
2.000	23	7,028,238	2.03	7.258	670	81.13
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only

Lifetime Periodic Cap*

Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
5.000 - 5.499	144	27,789,355	8.03	8.159	626	80.25
6.000 - 6.499	761	206,809,507	59.76	8.172	640	81.41
6.500 - 6.999	11	3,449,908	1.00	8.252	621	81.53
7.000 - 7.499	470	108,035,920	31.22	8.165	639	81.42
Total:	1,386	346,084,690	100.00	8.170	638	81.32
*ARM Loans Only

Original Prepayment Charge Term

Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	627	87,110,648	21.18	8.926	639	83.95
6	15	3,141,178	0.76	8.961	661	84.83
12	86	21,412,148	5.21	8.551	645	82.44
24	1,085	231,076,288	56.19	8.361	638	82.47
30	1	195,084	0.05	8.600	666	80.00
36	411	67,945,734	16.52	8.456	635	83.30
48	1	153,638	0.04	6.000	641	80.00
60	2	240,008	0.06	7.569	649	75.10
Total:	2,228	411,274,725	100.00	8.510	638	82.93

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE4
 FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Ernie Calabrese	212-250-5859
Kathie Peng	212-250-7259

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change